                                                                    EXHIBIT 23.4


                        Consent of Independent Auditors

First Union Trust Company, National
  Association, as Owner Trustee for
  CarMax Auto Owner Trust 1999-1

We consent to the use of our report dated October 11, 1999, relating to the balance sheet of CarMax Auto Owner Trust 1999-1 as of October 8, 1999 included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

                                 /s/ KPMG LLP

Richmond, Virginia
October 12, 1999